Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$59,718,607
Unrealized Gain (Loss) on Market Value of Futures	(74,710,872)
Dividend Income	8,196
Interest Income	83,150
ETF Transaction Fees	1,000
Total Income (Loss)	$(14,899,919)

Expenses
General Partner Management Fees	$252,335
Professional Fees	14,014
Brokerage Commissions	161,490
Non-interested Directors' Fees and Expenses	3,091
Prepaid Insurance Expense	5,601
NYMEX License Fee	6,308
SEC & FINRA Registration Expense	34,286
Total Expenses	$477,125
Net Income (Loss)	$(15,377,044)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$514,972,880
Additions (500,000 Shares)	4,427,755
Net Income (Loss)	(15,377,044)

Net Asset Value End of Month	$504,023,591
Net Asset Value Per Share (59,766,476 Shares)	$8.43

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612